SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): December 9, 2014

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	Creation of a Direct Financial Obligation.

On December 9, 2014, Church & Dwight Co., Inc. (the “Company”) closed an underwritten public offering (the “Offering”) of $300 million aggregate principal amount of 2.450% Senior Notes due 2019 (the “Notes”). The Notes are being issued under the first supplemental indenture (the “Supplemental Indenture”), dated December 9, 2014, to the indenture, dated December 9, 2014 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.

Interest on the Notes is payable on June 15 and December 15 of each year, beginning June 15, 2015. The Notes will mature on December 15, 2019, unless earlier retired or redeemed as described below.

The Company may redeem the Notes, at any time in whole or from time to time in part, prior to their maturity date at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes being redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture), plus 15 basis points.

In addition, at any time on or after November 15, 2019 (one month prior to the maturity date of the notes), the Company may redeem the notes in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed. In addition, if the Company undergoes a “change of control” as defined by the Supplemental Indenture, and if, generally within 60 days thereafter, the Notes are rated below investment grade by each of the rating agencies designated in the Supplemental Indenture, the Company may be required to offer to repurchase the Notes at 101% of par plus accrued and unpaid interest to the date of repurchase.

The Notes are senior unsecured obligations and rank equal in right of payment to the Company’s other senior unsecured debt from time to time outstanding. The Notes are effectively subordinated to any secured debt the Company incurs to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of the Company’s subsidiaries.

The Indenture and the Supplemental Indenture contain covenants with respect to the Company that, among other things, restrict the creation of liens, sale-leaseback transactions, consolidations, mergers and dispositions of all or substantially all of the Company’s assets. The covenants are subject to a number of important exceptions and qualifications.

This description of the Indenture and Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of the Indenture and Supplemental Indenture, copies of which are attached as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of December 9, 2014, between Church & Dwight Co., Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of December 9, 2014, between Church & Dwight Co., Inc. and Wells Fargo Bank, National Association, as trustee, relating to the 2.450% Notes due 2019.

5.1	Opinion of Proskauer Rose LLP relating to the Notes.

23.1	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (Registration No. 333-200721).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: December 9, 2014	By:	/s/ Matthew T. Farrell
	Name:	Matthew T. Farrell

	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer